UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2007

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MECHANICAL TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Compensation

Certain officers of Mechanical Technology Incorporated (“MTI or “the Company”) were granted stock based compensation awards in the form of restricted stock grants and stock option grants pursuant to the Company’s 2006 Equity Incentive Plan. The base annual salaries of these officers remain unchanged.

Effective June 18, 2007, Mr. Peng K. Lim, Chief Executive Officer of both the Company and MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of the Company, 1) was granted 50,000 shares of Company restricted common stock that will vest immediately; 2) was granted 450,000 stock options which will vest as follows: a) 70,000 shares were vested immediately; b) 52,500 shares will vest upon the successful completion of all external Company milestones and certain internal Company milestones established by the Company’s Board of Directors- these milestones must be achieved by December 31, 2007 or he will forfeit the options; c) 227,500 shares will vest quarterly over a four year period with the first vesting on January 1, 2008; and d) 100,000 shares will vest upon the successful completion of certain Company financial goals established by the Company’s Board of Directors- these goals must be achieved by June 30, 2008 or he will forfeit the options; and 3) continues, in accordance with his employment contract dated May 4, 2006, to be eligible for an annual bonus of up to 40% of his annual salary based upon achieving certain annual performance goals and objectives established by the Company’s Board of Directors. All options issued to Mr. Lim have a seven year term.

Effective June 18, 2007, Mr. Juan Becerra, Vice President of Market and business development of the MTI Micro 1) was granted 75,000 stock options which will vest as follows: a) 15,000 shares were vested immediately; b) 11,250 shares will vest upon the successful completion of all external Company milestones and certain internal Company milestones established by the Company’s Board of Directors- these milestones must be achieved by December 31, 2007 or he will forfeit the options; and c) 48,750 shares will vest quarterly over a four year period with the first vesting on January 1, 2008; and 2) became eligible for an annual bonus of up to 10% of his annual salary based upon achieving certain annual performance goals and objectives established by the Company’s Board of Directors. All options issued to Mr. Becerra have a seven year term.

Effective June 18, 2007, Ms. Cynthia A. Scheuer, Vice President, Chief Financial Officer and Secretary of the Company 1) was granted 5,000 shares of Company restricted common stock that will vest based upon the successful completion of certain Company financial goals established by the Company’s Board of Directors- these goals must be achieved by June 30, 2008 or she will forfeit the shares; 2) was granted 75,000 stock options which will vest as follows: a) 15,000 shares were vested immediately; b) 11,250 shares will vest upon the successful completion of all external Company milestones and certain internal Company milestones established by the Company’s Board of Directors- these milestones must be achieved by December 31, 2007 or she will forfeit the options; and c) 48,750 shares will vest quarterly over a four year period with the first vesting on January 1, 2008; and 3) became eligible for an annual bonus of up to 10% of her annual salary based upon achieving certain annual performance goals and objectives established by the Company’s Board of Directors. All options issued to Ms. Scheuer have a seven year term.

All of the forgoing stock based compensation issued to officers was granted on June 18, 2007 and was priced based on the closing price of the Company’s stock on the NASDAQ Global Market System of $1.34.

Additionally, in accordance with Mr. Lim’s employment contract dated May 4, 2006, the Board of Directors approved the payment of his first year bonus as follows: 1) a cash bonus of $60,000 in connection with the completion of performance objectives for his first year of employment as established in 2006 by the Company’s Board of Directors; 2)a cash bonus of $60,000 in connection with his first year guaranteed bonus; and, 3) an additional $16,637 reimbursement for 2006 relocation costs- specifically for the associated tax gross up related to the real estate commission reimbursement.

NEO Compensatory Arrangements

In connection with his MTI Micro Board and Board committee service, Dr. William A. Acker, a Board member and former Chief Executive Officer of MTI Micro and a named executive officer in the Company’s 2007 Proxy Statement was granted stock based compensation awards in the form of stock option grants pursuant to the Company’s 2006 Equity Incentive Plan.

Under the MTI Micro compensation plan for non-MTI board/non-management a directors Dr. Acker received his annual compensation of 1) options to purchase 7,500 shares of the Company’s common stock; and 2) as the Chairman of the Technical Committee he also received additional options to purchase 7,500 shares of the Company’s common stock. All options for 2007 MTI Micro Board and Board committee service were issued on June 18, 2007. These options are priced based on the closing price of the Company’s stock on the NASDAQ Global Market System on the date of grant, vest immediately and have a seven year term.

All of the forgoing stock based compensation issued to Dr. Acker was granted on June 18, 2007 and was priced based on the closing price of the Company’s stock on the NASDAQ Global Market System of $1.34.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED
Date: June 20, 2007	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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